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                                                                    EXHIBIT 10.5

April 19, 2002

BY FEDERAL EXPRESS

Donald J. Williamson
c/o The Colonel's Brainerd International Raceway, Inc.
5550 Occidental Highway
Tecumseh, Michigan 49286

Ted M. Gans, PC
100 west Long Lake, Suite 200
Bloomfield Hills, Michigan 48304

Gentlemen:

Pursuant to Section 3 of the Sanction Agreement dated March 9, 1999 by and between The Colonel's Brainerd International Raceway, Inc. and National Hot Rod Association, as amended (collectively the "Agreement"), we write to exercise NHRA's option to extend the term of the Agreement for one additional three-year term, which additional term will expire on December 31, 2005.

We look forward to continuing to work with you.

Sincerely,



Peter Clifford
Senior Vice President,
Business Operations and
Chief Financial Officer







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